Exhibit 99.1

COASTAL FINANCIAL CORPORATION TO REPORT SECOND QUARTER 2026 RESULTS AND HOST A CONFERENCE CALL ON JULY 30, 2026

EVERETT, Wash., (GLOBE NEWSWIRE) -- Coastal Financial Corporation (Nasdaq: CCB) (the “Company”, "Coastal", "we", "our", or "us"), the holding company for Coastal Community Bank (the “Bank”), through which it operates a community-focused bank segment and an industry leading banking as a service segment ("CCBX"), will report second quarter 2026 financial results pre-market on Thursday, July 30, 2026.

In conjunction with the release of its earnings, the Company’s management team will host a conference call at 8:00 a.m. ET (5:00 a.m. PT) to review and discuss the results.

A live webcast of the conference call will be available here, and on the investor relations section of the Company's website at ir.coastalbank.com. An archived replay will also be available on the investor relations section of the Company’s website following the conclusion of the call.

About Coastal Financial
Coastal Financial Corporation (Nasdaq: CCB) (the “Company”), is an Everett, Washington based bank holding company whose wholly owned subsidiaries are Coastal Community Bank (“Bank”) and Arlington Olympic LLC.  The $5.66 billion Bank provides service through 14 full-service branches in Snohomish, Island and King Counties, one loan production office in King County, the Internet and its mobile banking application.  The Bank provides banking as a service to digital financial service providers, companies and brands that want to provide financial services to their customers through the Bank's CCBX segment.  To learn more about the Company visit www.coastalbank.com.

Contact
Eric Sprink, Chief Executive Officer, esprink@coastalbank.com
Brandon Soto, Executive Vice President & Chief Financial Officer, bsoto@coastalbank.com